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                    COOPERS & LYBRAND LETTERHEAD


                 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Form S-3 of Norwest Asset Securities Corporation of our report dated
January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts".




                                             /s/ COOPERS & LYBRAND L.L.P.


New York, New York
May 13, 1996